                           THIRD AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                       OF

                              SILICON GAMING, INC.


     Donald J. Massaro and Thomas E. Carlson certify that:

     1. They are the duly elected and acting President and Assistant Secretary, respectively, of Silicon Gaming, Inc., a California corporation.

     2. The Articles of Incorporation of the corporation shall be amended and restated to read in full as follows:

                                   ARTICLE I

                                      NAME
                                      ----

     The name of the corporation is Silicon Gaming, Inc.


                                   ARTICLE II

                                    PURPOSES
                                    --------

     The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


                                  ARTICLE III

                                     STOCK
                                     -----

     1.  Authorized Stock.  The corporation is authorized to issue two classes
         ----------------
of shares to be designated respectively "Preferred Stock," par value $0.001 per share,

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

and "Common Stock," par value $0.001 per share. The total number of shares of Preferred Stock authorized is 20,192,802. The total number of shares of Common Stock authorized is 25,000,000. The shares of Preferred Stock authorized by these Articles of Incorporation may be issued from time to time in one or more series.

     2.  Preferred Stock.  The first series of Preferred Stock shall be
         ---------------
comprised of 2,999,997 shares designated as "Series A Preferred Stock." The second series of Preferred Stock shall be comprised of 2,999,997 shares designated as "Series A1 Preferred Stock." The third series of Preferred Stock shall be comprised of 5,596,404 shares designated as "Series B Preferred Stock." The fourth series of Preferred Stock shall be comprised of 5,596,404 shares designated as "Series B1 Preferred Stock." The fifth series of Preferred Stock shall be comprised of 3,000,000 shares designated as "Series C Preferred Stock." The relative rights, preferences, restrictions and other matters relating to such Preferred Stock are as follows:

      (a)    Dividends.
             ---------

          (1) The holders of outstanding Preferred Stock shall be entitled to receive in any fiscal year, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, non-cumulative dividends in cash at the rate of $0.075 per share of Series A or Series A1 Preferred, $0.114 per share of Series B or Series B1 Preferred Stock and $0.50 per share of Series C Preferred Stock, as adjusted for any consolidations, combinations, stock distributions, stock dividends, stock splits or similar events (collectively a "Recapitalization Event"), per annum. In addition, the holders of any series of Preferred Stock shall be entitled to receive dividends if and only if all holders of Series A, Series B and Series C Preferred Stock receive dividends pro rata based on the dividend price per share of each such respective series as set forth in this Section 2(a). Dividends may be declared and paid upon Common Stock in any fiscal year of the corporation only if cash dividends in the total amount of $0.075 per share, $0.075 per share, $0.114 per share, $0.114 per share and $0.50 per share (each as adjusted for any Recapitalization Event) shall have been paid or declared and set apart upon all shares of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock and Series C Preferred Stock, respectively, during that fiscal year, and no cash dividends shall be paid on any share of Common Stock unless a cash dividend (including the amount of any dividends paid pursuant to the above provisions of this Section (a)(1)) is paid with respect to all outstanding shares of Preferred Stock in an amount for each such share of Preferred Stock equal to or greater than the aggregate amount of such cash dividends for all shares of Common Stock into which each such share of Preferred Stock could then be converted. The right to dividends on Preferred Stock shall not be cumulative and no right shall accrue to holders of Preferred Stock by reason of the fact that distributions on said shares are not declared in any prior year, nor shall any undeclared or unpaid distribution bear or accrue interest.

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

          (2) Each holder of shares of Preferred Stock shall be deemed to have consented, for purposes of sections 502, 503 and 506 of the General Corporation Law of the State of California, to distributions made by the corporation in connection with the repurchase of shares of Common Stock issued to or held by employees, directors or consultants upon termination of their employment or services pursuant to agreements providing for such repurchase.

      (b)    Preference on Liquidation.
             -------------------------

          (1) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets and funds of the corporation available for distribution to shareholders shall be distributed as follows:

              (i) First, the holders of shares of Preferred Stock then outstanding shall be entitled to receive, out of the assets of the corporation available for distribution to its shareholders, before any payment shall be made in respect of the corporation's Common Stock an amount equal to $0.75 per share of Series A or Series A1 Preferred Stock (the "Original Series A Issue Price"), $1.14 per share of Series B or Series B1 Preferred Stock (the "Original Series B Issue Price") and $5.00 per share of Series C Preferred Stock (the "Original Series C Issue Price") (each as adjusted for any Recapitalization Event), plus all declared or accrued and unpaid dividends thereon to the date fixed for such distribution. If upon liquidation, dissolution or winding up of the corporation, the assets of the corporation available for distribution to its shareholders shall be insufficient to pay the holders of the Preferred Stock the full amounts to which they respectively shall be entitled, the holders of the Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

              (ii) After setting apart or paying in full the preferential amounts due the holders of Preferred Stock, the remaining assets of the corporation available for distribution to its shareholders, if any, shall be distributed ratably to the holders of Common Stock.

     The merger or consolidation of the corporation into or with another corporation in which the shareholders of this corporation shall own less than 50% of the voting securities of the surviving corporation or the sale, transfer or other disposition (but not including a transfer or disposition by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the corporation shall be deemed to be a liquidation, dissolution or winding up of the corporation as those terms are used in this Section 2(b).

              (2) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the corporation shall, within ten
(10) days after the date the Board of Directors approves such action, or twenty
(20) days prior to any shareholders' meeting called to approve such action, or twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Preferred Stock written notice of the proposed action. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of shares of Preferred Stock upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the corporation shall promptly give written notice to each holder of shares of Preferred Stock of such material change.

              (3) The corporation shall not consummate any voluntary or involuntary liquidation, dissolution or winding up of the corporation before the expiration of thirty (30) days after the mailing of the initial written notice or ten (10) days after the mailing of any subsequent written notice, whichever is later; provided that any such 30 day or 10 day period may be shortened upon the written consent of the holders of a majority of the outstanding shares of Preferred Stock.

              (4) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation which will involve the distribution of assets other than cash, the corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the holders of shares of Preferred Stock and the holders of shares of Common Stock (it being understood that with respect to the valuation of securities, the corporation shall engage such appraiser as shall be approved by the holders of a majority of shares of the corporation's outstanding Preferred Stock). The corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Preferred Stock of the appraiser's valuation.

          (c)    Redemption.
                 ----------

              (1) At any time on or after February 28, 2002, this corporation shall, upon receipt of the written request (the "Redemption Request") of the holders of at least a majority of the shares of Series A, Series A1, Series B, Series B1 and Series C Preferred Stock then outstanding taken together as a Series, redeem for cash out of any funds legally available therefor ratably from holders thereof, on each of the relevant Redemption Dates, that number of shares of Preferred Stock equal to one-third of the number of shares of each of the Series A Preferred Stock, the Series A1 Preferred Stock, the Series B Preferred Stock, the Series B1 Preferred Stock and the Series C Preferred Stock outstanding on the first Redemption Date. Redemptions of each share of (i) Series A or A1 Preferred Stock, (ii) Series B or B1 Preferred Stock or (iii) Series C Preferred Stock pursuant to this Section 2(c) shall be made at the Original Series A Issue Price, the Original Series B Issue Price or the Original Series C Issue Price, respectively (as adjusted for any Recapitalization Event), plus an amount equal to the amount of all declared but unpaid dividends as of the relevant Redemption Date payable in accordance with
Section 2(a) above on each such share to be redeemed. This corporation need not establish any sinking fund for redemption of the Preferred Stock. The total amount to be paid with respect to each share of Preferred Stock is hereinafter referred to as the "Redemption Price."

              (2) The Redemption Request shall set forth the requested date of the redemption, which date in no event shall be fewer than twenty (20) days nor more than sixty (60) days after the date of the Redemption Request, or such later date as the holders of at least a majority of the then outstanding shares of Series A, Series A1, Series B, Series B1 and Series C Preferred Stock agree to in writing. Such date and the first and second anniversaries thereof are referred to herein collectively as the "Redemption Dates" and individually as a "Redemption Date." Within ten (10) days of the Redemption Request for a series of Preferred Stock, this corporation shall give written notice by mail, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is deposited in the mail) of the shares of Preferred Stock to be redeemed, at the address last shown on the records of this corporation for such holder or given by the holder to this corporation for the purpose of notice, or if no such address appears or is given, at the place where the principal executive office of this corporation is located, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the applicable Redemption Date, the applicable Redemption Price, the place at which payment may be obtained and the date on which such holder's Conversion Rights (as set forth in Section 2(e)) as to such shares terminate and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in Section 2(c)(4) below, on or after such Redemption Date, each holder of shares of Preferred Stock to be redeemed shall surrender to this corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

              (3) From and after the applicable Redemption Date, unless there shall have been a default in payment of the applicable Redemption Price, all dividends on the shares of Preferred Stock designated for redemption in the Redemption Notice shall cease to accrue, all rights of the holders of such shares as holders of Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the corporation legally available for redemption of Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed, based on the aggregate Redemption Price payable to each holder. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the corporation are legally available for the redemption of Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

              (4) Three (3) days prior to the applicable Redemption Date, this corporation shall deposit the applicable Redemption Price of all the Preferred Stock designated for redemption in the Redemption Notice, and not yet redeemed or converted, with a bank or trust company having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed. Simultaneously, this corporation shall deposit irrevocable instructions and authority to such bank or trust company to publish the notice of redemption thereof (or to complete such publication if theretofore commenced) and to pay, on and after the date fixed for redemption or prior thereto, the Redemption Price of each of the Series A, Series A1, Series B, Series B1 and Series C Preferred Stock to the holders thereof upon surrender of their certificates.
Any moneys deposited by this corporation pursuant to this Section 2(c)(4) for the redemption of shares which are thereafter converted into shares of Common Stock pursuant to Section 2(e) below no later than the close of business on the Redemption Date shall be returned to this corporation forthwith upon such conversion. The balance of any moneys deposited by this corporation pursuant to this Section 2(c)(4) remaining unclaimed at the expiration of two years following the Redemption Date shall thereafter be returned to this corporation, provided that the shareholder to which such monies would be payable hereunder shall be entitled, upon proof of its ownership of the redeemed shares of Preferred Stock and payment of any bond requested by this corporation, to receive such monies but without interest from the Redemption Date.

          (d)    Voting.
                 ------

              (1) Except as otherwise required by law or as set forth herein, the shares of Series A, Series B and Series C Preferred Stock shall be voted on an equal basis with the shares of the corporation's Common Stock at any annual or special meeting of shareholders of the corporation, or may act by written consent in the same manner as the corporation's Common Stock, upon the following basis: each holder of shares of Series A, Series B and Series C Preferred Stock shall be entitled to such number of votes for the Series A or Series B or Series C Preferred Stock held by him on the record date fixed for such meeting, or on the effective date of such written consent, as shall be equal to the whole number of shares (with any fractional share greater than or equal to one half of a whole share rounded up and other fractional shares rounded down) of the corporation's Common Stock into which all of his shares of Series A, Series B and Series C Preferred Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

              (2) One (1) member of the Board of Directors shall be subject to election and removal by the holders of Series A Preferred Stock voting as a separate class. Two (2) members of the Board of Directors shall be subject to election and removal by the holders of Series B Preferred Stock voting as a separate class. Two (2) members of the Board of Directors shall be subject to election and removal by the holders of Common Stock voting as a separate class. All remaining members of the Board of Directors shall be subject to election and removal by the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock voting together as a class in the manner set forth in Section 2(d)(1) above.

              (3) Except as otherwise required by law, the holders of shares of Series A1 and Series B1 Preferred Stock shall not have voting rights with respect to such shares.

          (e) Conversion Rights. The holders of Preferred Stock shall have
              -----------------
conversion rights as follows:

              (1) Each share of Series A Preferred Stock shall be convertible, without obtaining any additional consideration from the holder thereof, at the option of the holder thereof at any time after its issuance and, if there is a Redemption Date on or prior to the fifth (5th) day prior to a Redemption Date for such series, established pursuant to the terms of Section (c) hereof with respect to such shares (the "Conversion Period") into fully paid and nonassessable shares of Common Stock or Series A1 Preferred Stock of the corporation. Each share of Series B Preferred Stock shall be convertible, without obtaining any additional consideration from the holder thereof, at the option of the holder thereof at any time during the Conversion Period into fully paid and nonassessable shares of Common Stock or Series B1 Preferred Stock of the corporation. Each share of Series C Preferred Stock shall be convertible, without obtaining additional consideration from the holder thereof, at the option of the holder thereof at any time during the Conversion Period into fully paid and nonassessable shares of Common Stock of the corporation.

              (2) Each share of Series A1 or Series B1 Preferred Stock shall be convertible, without obtaining any additional consideration from the holder thereof, at the option of the holder thereof at any time during the Conversion Period following at least seventy-five (75) days' prior written notice to the corporation, into fully paid and nonassessable shares of Common Stock of the corporation.

              (3) The number of shares of Common Stock into which each share of
(i) Series A or A1 Preferred Stock, (ii) Series B or B1 Preferred Stock or (iii) Series C Preferred Stock may be converted shall be equal to the quotient determined by dividing the Original Series A Issue Price, the Original Series B Issue Price or the Original Series C Issue Price, respectively, by the Conversion Price (determined as hereinafter provided) for such series in effect at the time of the conversion. The Conversion Price per share at which shares of Common Stock shall be issuable upon conversion of any shares of (i) Series A or A1 Preferred Stock, (ii) Series B or B1 Preferred Stock or (iii) Series C Preferred Stock shall initially be the Original Series A Issue Price, the Original Series B Issue Price or the Original Series C Issue Price, respectively, subject to adjustment as provided in Section 2(f) below. Upon conversion of a share of Series A, Series A1, Series B, Series B1 or Series C Preferred Stock to Common Stock, all declared or accrued but unpaid dividends on each such share of Preferred Stock so converted shall be paid to the holder thereof in cash. Each share of Series A or Series B Preferred Stock shall at all times be convertible into one share of Series A1 or Series B1 Preferred Stock, respectively (subject to appropriate adjustment for any Recapitalization Event).

              (4) Each share of Preferred Stock other than Series A-1 and Series B-1 Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock of the corporation at any time during the Conversion Period immediately upon the closing of the sale of the corporation's securities in a firm commitment underwritten public offering with aggregate proceeds to the corporation of at least $20,000,000 (prior to deducting any underwriting discounts and commissions) and an offering price per share to the public equal to or greater than $6.00 (as adjusted for any Recapitalization Event).

              (5) The holder of any shares of Preferred Stock may exercise the conversion rights during the Conversion Period as to such shares or any part thereof by delivering to the corporation during regular business hours, at the office of any transfer agent of the corporation for the Preferred Stock, or at the principal office of the corporation or at such other place as may be designated by the corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the corporation (if required by it), accompanied or preceded by written notice stating that the holder elects to convert such shares into shares of Common Stock or Series A1 or Series B1 Preferred Stock, as the case may be. Conversion shall be deemed to have been effected on the date when such delivery is made or, if later, the date that is 61 days following delivery of any notice required under Section 2(e)(2) above, and such date is referred to herein as the "Conversion Date." As promptly as practicable thereafter the corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the corporation, a certificate or certificates for the number of full shares of Common Stock, Series A1 Preferred Stock or Series B1 Preferred Stock to which such holder is entitled ("Conversion Stock") and a check for cash with respect to any fractional interest in a share of Common Stock as provided in Section 2(e)(6) below. The holder shall be deemed to have become a shareholder of record of Conversion Stock on the applicable Conversion Date unless the transfer books of the corporation are closed on the date, in which event it shall be deemed to have become a shareholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares of Preferred Stock represented by a certificate surrendered for conversion, the corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the corporation, a new certificate covering the number of shares of Preferred Stock representing the unconverted portion of the certificate so surrendered.

              (6) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Preferred Stock, the corporation shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined by the corporation's Board of Directors.

              (7) The corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Preferred Stock pursuant hereto. The corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the corporation the amount of any such tax, or has established, to the satisfaction of the corporation, that such tax has been paid.

              (8) The corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Preferred Stock from time to time outstanding. The corporation shall from time to time (subject to obtaining necessary board and shareholder approval), in accordance with the laws of the State of California, increase the authorized amount of its Common Stock if at any time the authorized number of shares of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Preferred Stock at the time outstanding. In addition to the foregoing, the corporation shall at all times reserve and keep available, out of its authorized but unissued Series A1 and Series B1 Preferred Stock, solely for the purpose of effecting the conversion of the Series A and Series B Preferred Stock, respectively, the full number of shares of Series A1 and Series B1 Preferred Stock deliverable upon the conversion of all Series A and Series B Preferred Stock, respectively, from time to time outstanding.

              (9) If any shares of Common Stock or Series A1 or Series B1 Preferred Stock to be reserved for the purpose of conversion of shares of Preferred Stock require registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the corporation will in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be.

              (10) All shares of Common Stock or Series A1 or Series B1 Preferred Stock which may be issued upon conversion of the shares of Preferred Stock will upon issuance by the corporation be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

              (11)  In case:

                  (i) the corporation shall take a record of the holders of its capital stock for the purpose of entitling them to receive a dividend, or any other distribution, payable otherwise than in cash or to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

                  (ii) of any capital reorganization of the corporation, reclassification of the capital stock of the corporation (other than a subdivision or combination of its outstanding shares of common stock), consolidation or merger of the corporation with or into another corporation or conveyance of all or substantially all of the assets of the corporation to another corporation; or

                  (iii) of the voluntary or involuntary dissolution, liquidation or winding up of the corporation;

then, and in any such case, the corporation shall cause to be mailed to the transfer agent for the Preferred Stock, and to the holders of record of the outstanding

Preferred Stock at the address of record of such shareholder as set forth on the corporation's books, at least thirty (30) days prior to the date hereinafter specified, a notice stating the material terms of the proposed transaction and the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which holders of capital stock of record shall be entitled to exchange their shares of capital stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

          (f) Adjustment of Conversion Price.  The Conversion Price for any
              ------------------------------
series of Preferred Stock from time to time in effect shall be subject to adjustment from time to time as follows:

              (1) In case the corporation shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on its outstanding Common Stock, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the corporation shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

              (2) Upon the issuance by the corporation of Equity Securities (as defined below) at a consideration per share less than the Conversion Price of such series of Preferred Stock in effect immediately prior to the time of such issue or sale other than an issuance of stock or securities pursuant to Section 2(f)(1) above or the issuance of shares of Common Stock upon conversion of any shares of Preferred Stock, then forthwith upon such issue or sale, such Conversion Price shall be reduced to a price (calculated to the nearest hundredth of a cent) determined by dividing:

                  (i) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Conversion Price in effect immediately prior to such adjustment, (y) the number of shares of Common Stock issuable upon conversion or exchange of any obligations or of any securities of the corporation outstanding immediately prior to such issue or sale multiplied by the Conversion Price in effect immediately prior to such adjustment, and (z) an amount equal to the aggregate "consideration actually received" by the corporation upon such issue or sale; by

                  (ii) the sum of the number of shares of Common Stock outstanding immediately after such issue or sale and the number of shares of

Common Stock issuable upon conversion or exchange of any obligations or of any securities of the corporation outstanding immediately after such issue or sale.

     For purposes of this Section 2(f)(2), the following provisions shall be applicable:

          (A) The term "Equity Securities" as used in this Section (f)(2) shall mean any shares of Common Stock, or any obligation, any share of stock or other security of the corporation convertible into or exchangeable for Common Stock, except for shares of Common Stock or options to purchase Common Stock in the aggregate (as adjusted for stock splits, stock dividends, etc.) issued or granted to officers, directors, employees or consultants of the corporation and its subsidiaries either pursuant to any stock plan unanimously approved by the corporation's Board of Directors or as otherwise unanimously approved by the corporation's Board of Directors.

          (B) In the case of an issue or sale for cash of shares of Common Stock, the "consideration actually received" by the corporation therefor shall be deemed to be the amount of cash received, before deducting therefrom any commissions or expenses paid by the corporation.

          (C) In case of the issuance (otherwise than upon conversion or exchange of obligations or shares of stock of the corporation) of additional shares of Common Stock for a consideration other than cash or a consideration partly other than cash, the amount of the consideration other than cash received by the corporation for such shares shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors.

          (D) In case of the issuance by the corporation in any manner of any rights to subscribe for or to purchase shares of Common Stock, or any options for the purchase of shares of Common Stock or stock convertible into Common Stock, all shares of Common Stock or stock convertible into Common Stock to which the holders of such rights or options shall be entitled to subscribe for or purchase pursuant to such rights or options shall be deemed "outstanding" as of the date of the offering of such rights or the granting of such options, as the case may be, and the minimum aggregate consideration named in such rights or options for the shares of Common Stock or stock convertible into Common Stock covered thereby, plus the consideration, if any, received by the corporation for such rights or options, shall be deemed to be the "consideration actually received" by the corporation (as of the date of the offering of such rights or the granting of such options, as the case may be) for the issuance of such shares.

          (E) In case of the issuance or issuances by the corporation in any manner of any obligations or of any shares of stock of the corporation that shall be convertible into or exchangeable for Common Stock, all shares of Common Stock issuable upon the conversion or exchange of such obligations or shares shall be deemed issued as of the date such obligations or shares are issued, and the amount of the "consideration actually received" by the corporation for such additional shares of Common Stock shall be deemed to be the total of (x) the amount of consideration received by the corporation upon the issuance of such obligations or shares, as the case may be, plus (y) the minimum aggregate consideration, if any, other than such obligations or shares, receivable by the corporation upon such conversion or exchange, except in adjustment of dividends.

          (F) The amount of the "consideration actually received" by the corporation upon the issuance of any rights or options referred to in subsection
(D) above or upon the issuance of any obligations or shares which are convertible or exchangeable as described in subsection (E) above, and the amount of the consideration, if any, other than such obligations or shares so convertible or exchangeable, receivable by the corporation upon the exercise, conversion or exchange thereof shall be determined in the same manner provided in subsections (B) and (C) above with respect to the consideration received by the corporation in case of the issuance of additional shares of Common Stock; provided, however, that if such obligations or shares of stock so convertible or exchangeable are issued in payment or satisfaction of any dividend upon any stock of the corporation other than Common Stock, the amount of the "consideration actually received" by the corporation upon the original issuance of such obligations or shares or stock so convertible or exchangeable shall be deemed to be the value of such obligations or shares of stock, as of the date of the adoption of the resolution declaring such dividend, as determined by the Board of Directors at or as of that date. On the expiration of any rights or options referred to in subsection (C), or the termination of any right of conversion or exchange referred to in subsection (D), or any change in the number of shares of Common Stock deliverable upon exercise of such options or rights or upon conversion of or exchange of such convertible or exchangeable securities, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustments made upon the issuance of such option, right or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered or to be delivered upon the exercise of such rights or options or upon the conversion or exchange of such securities.

          (G) In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons or options or rights not referred to in this
Section 2(f)(2), then, in each such case, the holders of the Preferred Stock shall be entitled to the distributions provided for in Section 2(a) above, and no adjustment to the Conversion Price provided for in this Section 2(f) shall be applicable.

          (3) Subject to the right of the corporation to amend these Articles upon obtaining necessary approvals required by these Articles and applicable law, this corporation will not, by amendment of its Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2(f) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Preferred Stock against impairment.

          (4) Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 2(f), this corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof, and shall prepare and furnish to each holder of Preferred Stock affected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of any series of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment or readjustment, (B) the Conversion Price of such series at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of his shares.

      (g) Status of Converted or Redeemed Stock.  In the event any shares of
          -------------------------------------
Preferred Stock shall be redeemed or converted pursuant to Section 2(c) or
Section 2(e) above or otherwise acquired by the corporation, the shares so converted or redeemed or acquired shall be canceled and shall not be issuable by the corporation, and the Articles of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

      (h)    Protective Provisions.
             ---------------------

          (1) So long as any shares of Series A, Series B or Series C Preferred Stock are outstanding, the corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the total number of shares of Series A, Series B and Series C Preferred Stock outstanding, voting together as a class:

              (i) authorize or issue, or obligate itself to issue, any other equity security senior to or on a parity with the Series A, Series A1, Series B, Series B1 or Series C Preferred Stock as to dividend or redemption rights, liquidation preferences, conversion rights, voting rights or otherwise, or create any obligation or security convertible into or exchangeable for, or having any option rights to purchase, any such equity security which is senior to or on a parity with the Series A Series A1, Series B, Series B1 or Series C Preferred Stock; or

              (ii) amend or repeal any provision of, or add any provision to, the corporation's Articles of Incorporation or By-Laws (other than to change the fixed number of directors within the range set forth in the By-Laws), or increase or decrease (other than by redemption or conversion) the total number of authorized shares of Preferred Stock of the corporation or the total number of shares of Preferred Stock designated Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock or Series C Preferred Stock; or

              (iii) effect any sale or other conveyance of all or substantially all of the assets of the corporation or any of its subsidiaries, or any consolidation or merger involving the corporation or any of its subsidiaries; or

              (iv) effect any liquidation, dissolution, reclassification, recapitalization or reorganization with respect to the corporation or any of its outstanding equity securities; or

              (v) pay or declare any dividend or distribution on any shares of Common Stock; or

              (vi) except as provided in this corporation's Articles of Incorporation, apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, of any shares of any class or series of Common Stock or Preferred Stock, except at cost from employees, advisors, officers, directors and consultants of, and persons performing services for, this corporation or its subsidiaries on terms approved by the Board of Directors upon termination of employment or association; or

              (vii) Increase the size of the Board of Directors to a number greater than eight (8).

          (2) The Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series C Preferred Stock, adversely alter or change the rights, preferences or privileges of the Series C Preferred Stock notwithstanding anything to the contrary herein.


                                   ARTICLE IV

               DIRECTORS' LIABILITY AND INDEMNIFICATION OF AGENTS
               --------------------------------------------------

     The liability of the directors of the corporation for monetary damage shall be eliminated to the fullest extent permissible under California law.

     The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, in excess of that otherwise permitted by Section 317 of the California Corporations Code, subject only to the limits set forth in
Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation or its shareholders.

     Any amendment, repeal or modification of the foregoing provisions of this
Article IV by the shareholders of this corporation shall not adversely affect any right or protection of an agent of this corporation existing at the time of such amendment, repeal or modification.

     3. The foregoing Third Amended and Restated Articles of Incorporation have been duly approved by the Board of Directors of the Corporation.

     4. The foregoing Third Amended and Restated Articles of Incorporation have been duly approved by the required vote of the shareholders of this Corporation in accordance with Sections 902 and 903 of the California General Corporation Law. The total number of outstanding shares of this corporation entitled to vote with respect to the foregoing Third Amended and Restated Articles was 5,378,683 shares of Common Stock, 2,999,997 shares of Series A Preferred Stock and 5,535,000 shares of Series B Preferred Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required, such required vote being more than 50% of the total number of outstanding shares of Common Stock and more than 50% of the total number of outstanding shares of Series A Preferred Stock and Series B Preferred Stock, respectively.

     The undersigned have executed these Third Amended and Restated Articles of Incorporation on March ___, 1996.



                                    /s/ Donald J. Massaro
                                    --------------------------------------
                                    Donald J. Massaro, President


                                    /s/ Thomas E. Carlson
                                    --------------------------------------
                                    Thomas E. Carlson, Assistant Secretary



     Each of the undersigned declares under penalty of perjury under the laws of the State of California that he has read the foregoing Third Amended and Restated Articles of Incorporation and knows the contents thereof and that the same is true of his own knowledge.

     Executed at Palo Alto, California, on March ___, 1996.


                                    /s/ Donald J. Massaro
                                    --------------------------------------
                                    Donald J. Massaro


                                    /s/ Thomas E. Carlson
                                    --------------------------------------
                                    Thomas E. Carlson

                            CERTIFICATE OF AMENDMENT
                                     OF THE
               THIRD AMENDED & RESTATED ARTICLES OF INCORPORATION
                                       OF
                              SILICON GAMING, INC.

     The undersigned, Donald J. Massaro and Thomas E. Carlson, certify that:

     1. They are the duly elected and acting President/Chief Executive Officer and Assistant Secretary, respectively, of SILICON GAMING, INC., a California corporation (the "Corporation").

     2. Article III, paragraphs 1. and 2. of the Third Amended and Restated Articles of Incorporation of the Corporation presently reads as follows:

     1.  "Authorized Stock.  The corporation is authorized to issue two classes
          ----------------
of shares to be designated respectively "Preferred Stock," par value $0.001 per share, and "Common Stock," par value $0.001 per share. The total number of shares of Preferred Stock authorized is 20,192,802. The total number of shares of Common Stock authorized is 25,000,000. The shares of Preferred Stock authorized by these Articles of Incorporation may be issued from time to time in one or more series.

     2.  Preferred Stock.  The first series of Preferred Stock shall be
         ---------------
comprised of 2,999,997 shares designated as "Series A Preferred Stock." The second series of Preferred Stock shall be comprised of 2,999,997 shares designated as "Series A1 Preferred Stock." The third series of Preferred Stock shall be comprised of 5,596,404 shares designated as "Series B Preferred Stock." The fourth series of Preferred Stock shall be comprised of 5,596,404 shares designated as "Series B1 Preferred Stock." The fifth series of Preferred Stock shall be comprised of 3,000,000 shares designated as "Series C Preferred Stock." The relative rights, preferences, restrictions and other matters relating to such Preferred Stock are as follows:"

shall be amended to read as follows:

     1.  "Authorized Stock.  The corporation is authorized to issue two classes
          ----------------
of shares to be designated respectively "Preferred Stock," par value $0.001 per share, and "Common Stock," par value $0.001 per share. The total number of shares of Preferred Stock authorized is 20,417,802. The total number of shares of Common Stock authorized is 25,000,000. The shares of Preferred Stock authorized by these Articles of Incorporation may be issued from time to time in one or more series.

     2.  Preferred Stock.  The first series of Preferred Stock shall be
         ---------------
comprised of 2,999,997 shares designated as "Series A Preferred Stock." The second series of Preferred Stock shall be comprised of 2,999,997 shares designated as "Series A1 Preferred Stock." The third series of Preferred Stock shall be comprised of 5,596,404 shares designated as "Series B Preferred Stock." The fourth series of Preferred Stock shall be comprised of 5,596,404 shares designated as "Series B1 Preferred Stock." The fifth series of Preferred Stock shall be comprised of 3,225,000 shares designated as "Series C Preferred Stock." The relative rights, preferences, restrictions and other matters relating to such Preferred Stock are as follows:"

     3. The foregoing amendment of Third Amended and Restated Articles of Incorporation has been duly approved by the Board of Directors of this corporation.

     4. The foregoing amendment of the Third Amended and Restated Articles of Incorporation has been duly approved by the vote of shareholders of this corporation in accordance with Sections 902 and 903 of the California Corporations Code. The total number of outstanding shares of Common Stock of the Corporation is 5,390,433. The total number of outstanding shares of Series A Preferred Stock is 1,001,665. The total number of outstanding shares of Series A-1 preferred Stock is 1,998,332. The total number of outstanding shares of Series B Preferred Stock is 1,148,859. The total number of outstanding shares of Series B-1 Preferred Stock is 4,386,141. The total number of outstanding shares of Series C Preferred Stock is 2,424,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required, such required vote being a majority of the total number of shares of Series A, Series B and Series C Preferred Stock voting together as a class.

     The undersigned each declares under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge.

     Executed at Palo Alto, California, on the _____ day of May, 1996.


                                       /s/ Donald J. Massaro
                                       ----------------------------------
                                       Donald J. Massaro
                                       President/Chief Executive Officer

                                       /s/ Thomas E. Carlson
                                       --------------------------------------
                                       Thomas E. Carlson, Assistant Secretary